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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use in this Registration Statement on Form S-4 of our report, dated February 1, 1999 (except with respect to the matter discussed in Note P, as to which the date is February 2, 2000), covering the audited financial statements of Aavid Thermal Technologies, Inc. as of December 31, 1998 and 1997 and for the three years then ended, and to all references to our Firm included in or made a part of this Registration Statement.

Arthur Andersen LLP


Boston, Massachusetts
March 28, 2000